UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________________
FORM 8-K
____________________________________________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 7, 2019
____________________________________________________________________________
SI-BONE, INC.
(Exact name of registrant as specified in its charter)
____________________________________________________________________________

Delaware	001-38701	26-2216351
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
471 El Camino Real
Suite 101
Santa Clara, CA 95050
(Address of principal executive offices) (Zip Code)

(408) 207-0700
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 – Results of Operations and Financial Condition.

On March 7, 2019, SI-BONE, Inc. issued a press release (the “Press Release”) announcing results for the quarter ended December 31, 2018. A copy of the Press Release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

The information under Item 2.02 in this current report on Form 8-K and the related information in the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated March 7, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI-BONE, INC.

Date:	March 7, 2019	By:	/s/ Laura A. Francis
Laura A. Francis
Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit 99.1

SI-BONE, Inc. Reports Fourth Quarter and Full Year 2018 Financial Results
Provides Full Year 2019 Financial Outlook

SANTA CLARA, Calif. March 07, 2019 - SI-BONE, Inc. (Nasdaq:SIBN), a medical device company that pioneered the minimally invasive surgical treatment of the sacroiliac joint with the iFuse Implant System, today reported financial results for the three months and full year ended December 31, 2018.

Recent Highlights

•	Revenues of $55.4 million for 2018, representing a 15% increase over 2017

•	Revenues of $15.6 million for the fourth quarter of 2018, representing a 13% increase over fourth quarter 2017

•	FDA clearance of the iFuse Bedrock technique for use in adult deformity patients with sacroiliac joint dysfunction

•	Exclusive payer coverage policies from BlueCross BlueShield of Arizona, CareFirst BlueCross BlueShield, Premera Blue Cross, and Excellus BlueCross BlueShield

•	Non-exclusive payer policy changed to exclusive coverage of iFuse by Highmark Blue Cross Blue Shield based upon the eviCore iFuse exclusive guidelines

•
Publication in Journal of Bone and Joint Surgery of 2-year results from iMIA, a European multi-center level 1 randomized controlled trial comparing sacroiliac joint fusion with the iFuse Implant System to conservative care

“Our fourth quarter 2018 accomplishments and first quarter 2019 announcements reflect the ongoing strength of our business building robust clinical data and expanding our reimbursement coverage,” said Jeffrey Dunn, President, Chief Executive Officer, and Chairman. “During the fourth quarter of 2018, we also executed on our commitment to expand into adjacent markets with the recent clearance of the iFuse Bedrock technique for use in adult deformity procedures. We are entering 2019 in a strong competitive position and are continuing to strengthen our position as the market leader in sacro-pelvic solutions. We remain confident that our focus on clinical data, education and innovation will continue to position the company for long term success.”

Fourth Quarter 2018 Financial Results
Revenue was $15.6 million for the fourth quarter of 2018, a 13% increase from $13.8 million in the prior year period. U.S. revenue was $14.5 million, an increase of 16% from the prior year period, and international revenue was $1.1 million.  The increase primarily was driven by higher domestic case volumes from improved U.S. reimbursement coverage.

Gross margin was 91% for the fourth quarter of 2018, consistent with the prior year period.

Operating expenses were $18.5 million for the fourth quarter of 2018, as compared to $14.2 million in the prior year period, an increase of 31%. The increase in operating expense primarily was due to increased investment in field operations to take advantage of improved payer coverage as well as higher general and administrative spending for public company related costs.

Operating loss was $4.3 million in the fourth quarter of 2018, as compared to $1.6 million in the prior year period.

Net loss was $5.3 million, or $(0.26) per diluted share for the fourth quarter of 2018, as compared to $4.9 million, or $(1.39) per diluted share in the prior year period.

Non-GAAP net loss per share was $(0.22) for the three months ended December 31, 2018. The non-GAAP net loss calculation assumes the inclusion of IPO shares and conversion of preferred stock and warrants outstanding into common stock for the entire period. The non-GAAP shares used to compute basic and diluted net loss per share were the 24,450,757 shares outstanding at December 31, 2018.

2018 Financial Results
Revenue was $55.4 million for 2018, a 15% increase from $48.0 million in the prior year period.  U.S. revenue was $50.1 million, an increase of 16% from the prior year period, and international revenue was $5.2 million, a 13% increase from the prior year period. The increase primarily was driven by higher domestic and international case volumes.

Gross margin was 91% for the full year of 2018, as compared to 89% in the prior year period. The higher gross margin primarily was the result of cost management activities during the first half of 2018.

Operating expenses were $62.5 million for the full year of 2018, as compared to $60.2 million in the prior year period, an increase of 4%. The increase in operating expense primarily was due to increased investment in field operations in the second half of the year to take advantage of improved payer coverage.

Operating loss was $12.0 million in full year 2018, as compared to $17.4 million in the prior year period.

Net loss was $17.5 million, or $(2.20) per diluted share for full year 2018, as compared to $23.0 million, or $(6.65) per diluted share in the prior year period.

Non-GAAP net loss per share was $(0.71) for the year ended December 31, 2018. The non-GAAP net loss calculation assumes the inclusion of IPO shares and conversion of preferred stock and warrants outstanding into common stock for the entire period. The non-GAAP shares used to compute basic and diluted net loss per share were the 24,450,757 shares outstanding at December 31, 2018.

Cash, cash equivalents and short-term investments were $122.2 million as of December 31, 2018.

2019 Financial Guidance
SI-BONE expects full year 2019 revenue to be in a range of $65.0 million to $66.5 million, representing growth of 17-20% over full year 2018 revenue.

Webcast and Conference Call Information
SI-BONE will host a conference call to discuss the fourth quarter and full year 2018 financial results after market close on Thursday, March 7, 2018 at 4:30 P.M. Eastern Time. The conference call can be accessed live over the phone (866) 470-1968 for domestic callers or (409) 217-8248 for international callers, using conference ID: 5682385. The webcast can be accessed at http://investor.SI-BONE.com.

About SI-BONE, Inc.
SI-BONE is a medical device company that pioneered the iFuse Implant System, a minimally invasive surgical system for fusion of the sacroiliac joint to treat sacroiliac joint dysfunction. The SI joint is believed to be the last major joint to have a clinically proven surgical treatment. The iFuse Implant, commercially available since 2009, is believed to be the only SI joint fusion device supported by multiple prospective clinical studies showing improved pain, patient function and quality of life resulting from treatment. There are more than 65 peer-reviewed publications supporting the safety, effectiveness, and biomechanical and economic benefits unique to the iFuse Implant. This body of evidence has enabled multiple government and private payors to establish coverage of the SI joint fusion procedure exclusively when performed with the iFuse Implant System.

Forward Looking Statements
The statements in this press release regarding SI-BONE’s continued growth and financial outlook are “forward-looking” statements. These forward-looking statements are based on SI-BONE’s current expectations and inherently involve significant risks and uncertainties. These statements and risks include SI-BONE’s ability to expand our sales and marketing capabilities and increase demand for iFuse, expand geographically, and obtain favorable coverage and reimbursement determinations from third-party payors, SI-BONE’s projections about 2019 full year revenue. Actual results and the timing of events could different materially from those anticipated in such forward-looking statements as a result of the risks and uncertainties, which are described in the company’s filings on Form S-1, Form 10-Q and the company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site (www.sec.gov). SI-BONE does not undertake any obligation to update forward-looking statements and expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein.

Use of Non-GAAP Financial Measures
This press release includes the financial measure of non-GAAP net loss per share, which differs from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The non-GAAP net loss calculation assumes the inclusion of IPO shares and conversion of preferred stock and warrants outstanding into common stock for the entire period. The non-GAAP shares used to compute basic and diluted net loss per share were the 24,450,757 shares outstanding at December 31, 2018. The non-GAAP net loss calculation is presented because the Company believes it is a useful indicator of its operating performance this year due to the IPO. The Company believes this measure is useful to investors as supplemental information because it is frequently used by analysts, investors and other interested parties to evaluate companies in its industry. The Company believes non-GAAP net loss per share is useful to its management and investors as a measure of comparative operating performance for the periods ended December 31, 2018. Non-GAAP net loss per share is a non-GAAP financial measure and should not be considered as an alternative to, or superior to, net loss per share as a measure of financial performance, or any other performance measure derived in accordance with GAAP, and it should not be construed to imply that the Company’s future results will be unaffected by unusual or non-recurring items. Management compensates for these limitations by primarily relying on the Company’s GAAP results in addition to using non-

GAAP net loss per share on a supplemental basis. The Company’s definition of this measure is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation.

Investor Contact:
Lynn Lewis or Carrie Mendivil
investors@SI-BONE.com

SI-BONE, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended		Year ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenue	$15,624	$13,769	$55,380	$47,983
Cost of goods sold	1,382	1,218	4,833	5,112
Gross profit	14,242	12,551	50,547	42,871
Gross margin	91%	91%	91%	89%

Operating expenses:
Sales and marketing	12,607	10,659	44,497	41,646
Research and development	1,501	1,279	5,376	5,513
General and administrative	4,441	2,254	12,639	13,062
Total operating expenses	18,549	14,192	62,512	60,221

Loss from operations	(4,307)	(1,641)	(11,965)	(17,350)
Interest and other income (expense), net	(1,004)	(3,263)	(5,488)	(5,689)

Net loss	$(5,311)	$(4,904)	$(17,453)	$(23,039)

Net loss per share, basic and diluted	$(0.26)	$(1.39)	$(2.20)	$(6.65)

Weighted-average number of common shares used to
compute basic and diluted net loss per share	20,593,028	3,522,202	7,950,284	3,467,096

SI-BONE, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,
	2018	2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$25,120	$22,408
Short-term investments	97,103	—
Accounts receivable, net	8,486	7,416
Inventory	3,343	2,553
Prepaid expenses and other current assets	1,990	1,252
Total current assets	136,042	33,629
Property and equipment, net	2,154	1,896
Other non-current assets	325	309
TOTAL ASSETS	$138,521	$35,834

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK
AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$2,146	$1,814
Accrued liabilities and other	6,860	5,724
Total current liabilities	9,006	7,538
Redeemable convertible preferred stock warrants	—	422
Long-term borrowings	38,963	38,704
Other long-term borrowings	360	—
TOTAL LIABILITIES	48,329	46,664

Redeemable convertible preferred stock	—	118,548

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	90,192	(129,378)

TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK
AND STOCKHOLDERS' EQUITY (DEFICIT)	$138,521	$35,834